UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2007
MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On January 31, 2007, MasTec, Inc., a Florida corporation (the “Company”), completed its previously announced offering of $150,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2017 (the “Notes”) that are guaranteed (the “Guarantees,” and collectively with the Notes, the “Securities”) by substantially all of the Company’s domestic restricted subsidiaries (the “Guarantors”). The Securities were offered to investors in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act.
     The Securities were issued pursuant to an indenture dated January 31, 2007 among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture is described under Item 2.03 below, which is hereby incorporated by reference in this Item 1.01 of this Current Report on Form 8-K.
     The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On January 31, 2007, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company and the Guarantors have agreed for the benefit of the holders of the Securities to use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for an issue of the Company’s senior notes (the “Exchange Notes”) guaranteed by the Guarantors, with terms identical to the Notes (except that the Exchange Notes will not bear legends restricting transfer and will not contain terms providing for the payment of additional interest as described in the Registration Rights Agreement). In addition, we have agreed to file, in certain circumstances, a shelf registration statement to cover resales of the Notes. If the exchange offer for the Notes is not completed (or a shelf registration is not declared effective) on or before October 31, 2007, the interest rate on the Notes will be increased by 0.25% per annum for the first 90-day period thereafter, and the amount of such additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.0% per annum over the original interest rate on the Notes (the “Additional Interest”). Once the exchange offer is consummated or the shelf registration statement is declared effective by the Commission, the annual interest rate on the Notes will revert to the original interest rate of 7 5/8%. The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Notes issued by the Company on January 31, 2007 as described in Item 1.01 of this Form 8-K are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Notes bear interest at 7 5/8% per annum, payable on February 1 and August 1 of each year, commencing August 1, 2007.

     The Company may redeem the Notes, in whole or in part, at any time on or after February 1, 2012. The redemption price for the Notes (expressed as a percentage of principal amount) will be (i) 103.813% if redeemed during the 12-month period commencing on February 1 of 2012, (ii) 102.542% if redeemed during the 12-month period commencing on February 1 of 2013, (iii) 101.271% if redeemed during the 12-month period commencing on February 1 of 2014 and (iv) 100% if redeemed on or after February 1, 2015, plus accrued and unpaid interest, if any, to the redemption date.
     We may also redeem all or part of the Notes at any time prior to February 1, 2012 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, the redemption date.
     Additionally, we may redeem up to 35% of the principal amount of the Notes prior to February 1, 2010 with the net cash proceeds of certain sales of our capital stock at 107.625% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding and the notice of redemption is mailed within 60 days of such sale of capital stock.
     The terms of the Indenture, among other things, generally limit the ability of the Company and certain of its subsidiaries to (i) incur additional debt and issue preferred stock, (ii) pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, (iii) place limitations on distributions from certain subsidiaries, (iv) issue or sell the capital stock of certain subsidiaries, (v) issue guarantees, (vi) sell or exchange assets, (vii) enter into transactions with affiliates, (viii) create liens and (ix) effect mergers.
     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable. In addition, in the event of a change in control, the Company will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any), to the date of repurchase.
     The foregoing description of the Indenture is only a summary and is qualified in its entirety by reference to the full text of the Indenture which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is hereby incorporated by reference herein.

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On January 31, 2007, the Company sent a notice of full redemption to the trustee of its 7.75% Senior Subordinated Notes due 2008 (CUSIP No. 576323AD1)(the “Old Notes”) that it will redeem all of the outstanding Old Notes on March 2, 2007 (the “Redemption Date”).
     In accordance with the optional redemption provisions of the indenture governing the Old Notes, the Company will redeem the Old Notes on the Redemption Date at a redemption price of 100% of the principal amount thereof (or $1,000 per $1,000 in principal amount of the Old Notes) plus accrued interest in the amount of $6.67 per $1,000 in principal amount of the Old Notes. The Company will fund the redemption of the Old Notes from a portion of the proceeds from the sale of the Securities, which are described in Items 1.01 and 2.03 of this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

4.1	—	Indenture, dated January 31, 2007, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.2	—	Registration Rights Agreement, dated January 31, 2007, by and among the Company, certain of the Company’s subsidiaries and Morgan Stanley & Co. Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: February 1, 2007	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated January 31, 2007, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated January 31, 2007, by and among the Company, certain of the Company’s subsidiaries and Morgan Stanley & Co. Incorporated.

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